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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  Form 8-K/A-1

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 15, 1995
                                                         -----------------

                              CSS INDUSTRIES, INC.
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               (Exact name of registrant specified in its charter)



       Delaware                     1-2661                      13-1920657
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   (State or other              (Commission                   (IRS Employee
   jurisdiction of              File Number)               Identification No.)
   incorporation)

       1845 Walnut Street
 Philadelphia, Pennsylvania                                  19103
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               (Address of principal executive offices) (Zip Code)





           Registrant's telephone, including area code: (215) 569-9900
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         (Former name and former address, if changed since last report)



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Item 7.  Financial Statements and Exhibits

As initially reported on Form 8-K filed November 30, 1995, effective November 15, 1995, CSS Industries, Inc. ("CSS" or the "Company") acquired all of the outstanding shares of Cleo Inc. ("Cleo") from Gibson Greetings, Inc. ("Gibson") in accordance with a stock purchase agreement dated October 3, 1995. The purchase price is subject to adjustment based on the Closing Date Statement of Net Equity of Cleo at November 15, 1995 (the "Statement"). Based upon the Statement prepared by Cleo, CSS has requested that Gibson consent to the release to CSS of the $12 million of the purchase price currently held in escrow for the resolution of such purchase price adjustments and the payment of any indemnification claims. Gibson has indicated that it disagrees with the Statement and believes that none of the $12 million held in escrow should be released to CSS. The disagreement relates primarily to the valuation of Cleo's inventory.

CSS and Gibson have agreed to engage an independent accounting firm to resolve the disputed items on the Statement. CSS anticipates that it will be unable to satisfy the financial statement requirements of Form 8-K with regard to the Cleo acquisition until its dispute with Gibson has been resolved. CSS cannot at this time estimate when the disputed items will be resolved.

Exhibit 99.1 attached hereto sets forth the text of a press release issued by the Company in connection with this matter.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    CSS INDUSTRIES, INC.
                                        (Registrant)




                                    By
                                       -----------------------------------
                                       James G. Baxter
                                       President - Consumer Products Group and
                                       Chief Financial Officer




Dated:  January 30, 1996




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                                  Exhibit Index

              Exhibit                                               Page
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Exhibit 99.1 - Press Release                                         5